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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-71690) and Form S-8 (Nos.333-76808, 333-40160,
333-36068, 333-33358, 333-87309 and 333-89499) of Internet Pictures Corporation
of our report dated February 1, 2002 relating to the financial statements, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in such Form 10-K.





PricewaterhouseCoopers LLP




Knoxville, Tennessee
March 29, 2002